SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): October 16, 1998


                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-19899                77-0262908
(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)



   655 Montgomery Street, Suite 500, San Francisco,  CA        94111
       (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: 415-616-8111



--------------------------------------------------------------------------------
Former name or former address, if changed since last report



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Item 2. Acquisition or Disposition of Assets.

     On October 16, 1998 (the "Closing") U.S. Home & Garden Inc. (the "Registrant"), acquired all of the stock (the "Acquisition") of Ampro Industries, Inc. ("Ampro") pursuant to the Stock Purchase Agreement, dated as of October 15, 1998 (the "Purchase Agreement"), by and among Registrant, and each of Kenneth W. Hilbert, John R. Hilbert, E. Scott Hilbert, Omer Messer and Charles J. Holton (collectively the "Ampro Stockholders").

     Ampro is engaged in the business of manufacturing and distributing consumer lawn and garden care products, including specialty combinations of mulch, fertilizer and grass or flower seed (the "Business"). The Registrant intends to continue to engage in the Business.

     As consideration for the Acquisition, the Ampro Stockholders received an aggregate base purchase price of approximately $21,469,000 less the amount required to discharge certain outstanding indebtedness of Ampro, as more particularly set forth in the Purchase Agreement, and adjusted dollar for dollar based upon the value of the Stockholders' Equity included in the Final Closing Date Balance Sheet (as defined in the Purchase Agreement) and to the extent the value of collected accounts receivable exceed the amount of accounts receivable included in Net Current Assets on the Final Closing Date Balance Sheet (as defined in the Purchase Agreement) of Ampro. Additional payments were made by the Registrant to acquire certain inventory of Ampro. Additional purchase price payments for the 12 months ending September 30, 1999 and the 12 and 24 months ending September 30, 2000 are contingent on Ampro achieving certain levels of EBITDA (as defined in the Purchase Agreement). The consideration paid for the Acquisition was determined by negotiations between the representatives of the Registrant and the Ampro Stockholders.

     In conjunction with the Acquisition, certain of the Ampro Stockholders agreed not to compete in the United States with the Business for a period of five years from the Closing and in return received aggregate payments from the Registrant of $1.0 million.

     The source of the consideration paid for the Acquisition was provided from the proceeds of a loan to the Registrant from The Bank of America National Trust and Saving Association (the "Bank"), pursuant to a credit agreement dated as of October 13, 1998 between the Registrant and the Bank.

     The descriptions of the Purchase Agreement described herein is qualified in its entirety by reference to the copy of the Purchase Agreement which is filed as an exhibit to this Report and which is incorporated herein by reference.



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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     A.   Financial Statements of the Business Acquired.

     It is impractical to provide the required financial information at this time. The required financial information for the business acquired will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     B.   Pro Forma Financial Information.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     C.   Exhibits

     Exhibit 2.1 - Stock Purchase Agreement, dated as of October 15, 1998, by and among the Registrant and the Ampro Stockholders.

     Exhibit 2.2 - List of Omitted Schedules/Exhibits to Purchase Agreement.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          U.S. HOME AND GARDEN INC.



                                          By: /s/ RICHARD J. RALEIGH
                                             ---------------------------
                                              Richard J. Raleigh,
                                              Chief Operating Officer


Date: October 30, 1998


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